UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 6, 2015

Date of Report (Date of earliest event reported)

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 S. Sunset Street Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on August 18, 2015, Dot Hill Systems Corp., a Delaware corporation (the “Company”), entered into an Acquisition Agreement (the “Acquisition Agreement”) with Seagate HDD Cayman, an exempted company with limited liability organized under the laws of the Cayman Islands (“Parent”), and Denali Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Item 1.02.	Termination of a Material Definitive Agreement.

On October 6, 2015, in connection with the completion of the Offer (as such term is defined below) and the Merger (as such term is defined below), the Company (i) repaid in full all outstanding amounts due in connection with the Loan and Security Agreement, dated as of July 21, 2008 (as further amended, amended and restated, modified or supplemented through the date hereof, the “Loan Agreement”), by and between the Company and Silicon Valley Bank and (ii) terminated all commitments under the Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Acquisition Agreement, on September 1, 2015, Merger Sub commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $9.75 per Share in cash (the “Offer Price”), without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 1, 2015 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto and, together with the Offer to Purchase, the “Offer”).

The Offer expired at 12:01 A.M. (Eastern Time) on October 6, 2015 and later on October 6, 2015, Parent announced the completion of the Offer. Parent and Merger Sub were advised by American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”) that, as of the expiration of the Offer, a total of 51,654,820 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 81.13% of the outstanding Shares as of 12:01 A.M. (Eastern Time) on October 6, 2015. Additionally, the Depositary advised Parent and Merger Sub that an additional 4,533,833 Shares had been tendered by notice of guaranteed delivery, representing approximately 7.12% of the outstanding Shares at such time. The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition described in the Acquisition Agreement. All conditions to the Offer having been satisfied, Merger Sub accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On October 6, 2015, following the completion of the Offer and the acceptance by Merger Sub of the Shares validly tendered and not properly withdrawn thereunder, Merger Sub merged with and into the Company (the “Merger”), whereby the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger was effected without the affirmative vote of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than Shares owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of Parent, Merger Sub, or the Company (the “Canceled Company Shares”) and Shares held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (such Shares, the “Dissenting Company Shares”)) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, net to the holder in cash, without interest thereon and less any applicable U.S. federal withholding, back-up withholding or other applicable tax withholdings (the “Merger Consideration”).

Each Company stock option that was outstanding, unvested and held by an employee or service provider who continued such service with Parent, the Company or their respective subsidiaries, subject to certain conditions (each such option, a “Continuing Option”), at the Effective Time was assumed by Seagate Technology PLC (“Ultimate Parent”) and continued to have and be subject to the same terms and conditions of such option immediately prior to the Effective Time, including the vesting restrictions thereof, except for administrative changes that are not adverse to the holders thereof and except that each Continuing Option became exercisable for a number of shares of common stock of Ultimate Parent based on a formula described in the Acquisition Agreement.

Each Company stock option that was outstanding and vested by its terms (after giving effect to any acceleration of vesting that occurred at or prior to the Effective Time as a result of the consummation of the Merger) and each outstanding and unvested Company stock option that was not a Continuing Option (each such option, a “Terminating Option”) was cancelled immediately prior to the Effective Time and was converted automatically into the right to receive an amount in cash, as soon as practicable after the Effective Time (but not later than 30 days after the Effective Time), determined by multiplying (x) the excess, if any, of the Merger Consideration over the applicable exercise price of such Terminating Option by (y) the number of Shares subject to each Terminating Option, less all applicable deductions and withholdings required to be withheld in respect of such payment. Each Terminating Option that was outstanding and unexercised immediately prior to the Effective Time that had an exercise price equal to or greater than the Merger Consideration was cancelled immediately prior to the Effective Time without consideration therefor and the holder of such Terminating Option ceased to have any rights with respect thereto.

Each award of Shares that was subject to vesting or forfeiture or repurchase by the Company (the “Restricted Shares”) was treated the same as the Shares, pursuant to the terms of the Acquisition Agreement; provided, however, that Restricted Shares that were outstanding and unvested as of immediately prior to the Effective Time (after giving effect to any acceleration of vesting that occurred at or prior to the Effective Time as a result of the consummation of the Merger) were converted into the right to receive the Merger Consideration, subject to, and payable to the holder of such Restricted Shares, in accordance with and subject to the vesting schedule, right of repurchase and forfeiture provisions applicable to such Restricted Shares as in effect immediately prior to the Effective Time.

The foregoing description of the Acquisition Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 21, 2015, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company notified Nasdaq Global Market (“NASDAQ”) on October 6, 2015, of the consummation of the Merger and of its intent to remove its Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC on Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to delist and deregister the Shares. Trading of the Shares on NASDAQ was halted prior to market open on October 6, 2015. The Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of such Shares under Section 12(g) of the Exchange Act and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) the Canceled Company Shares, all of which were cancelled and retired, and (ii) the Dissenting Company Shares, if any, was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration to be paid in the Offer and the Merger pursuant to the terms of the Acquisition Agreement is approximately $696 million. Such payments were funded by Parent and Seagate Technology International, an exempted limited liability company incorporated and existing under the laws of the Cayman Islands and an indirect subsidiary of Ultimate Parent using cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Acquisition Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and each of Charles F. Christ, Dana W. Kammersgard, Richard Mejia, Jr., Barry Rudolph, Ernest Sampias, Roderick M. Sherwood and Debra E. Tibey ceased to serve as directors of the Company. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed, and Dana W. Kammersgard and Hanif I. Jamal ceased to serve as officers of the Company. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Merger Sub on September 1, 2015.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the Effective Time of the Merger, (i) the Company’s Certificate of Incorporation, as amended, was amended and restated in its entirety (the “Amended Charter”) and (ii) the Company’s Amended and Restated Bylaws, as amended, were amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended Bylaws”).

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On October 6, 2015, Ultimate Parent and Dot Hill issued a joint press release announcing the expiration and results of the Offer. Such press release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Acquisition Agreement, dated August 18, 2015, among Dot Hill Systems Corp., Seagate HDD Cayman and Denali Acquisition Sub Corp. (incorporated by reference to Exhibit 2.1 to Dot Hill Systems Corp.’s Current Report on Form 8-K filed with the SEC on August 21, 2015).

3.1	Amended and Restated Certificate of Incorporation of Dot Hill Systems Corp.

3.2	Amended and Restated Bylaws of Dot Hill Systems Corp.

99.1	Joint Press Release of Seagate Technology PLC and Dot Hill Systems Corp., dated October 6, 2015 (incorporated by reference to Exhibit (a)(5)(B) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by Ultimate Parent, Parent and Merger Sub with the SEC on September 1, 2015, filed on October 6, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dot Hill Systems Corp.
Date: October 6, 2015	By:	/s/ Patrick J. O’Malley, III
Patrick J. O’Malley, III
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Acquisition Agreement, dated August 18, 2015, among Dot Hill Systems Corp., Seagate HDD Cayman and Denali Acquisition Sub Corp. (incorporated by reference to Exhibit 2.1 to Dot Hill Systems Corp.’s Current Report on Form 8-K filed with the SEC on August 21, 2015).

3.1	Amended and Restated Certificate of Incorporation of Dot Hill Systems Corp.

3.2	Amended and Restated Bylaws of Dot Hill Systems Corp.

99.1	Joint Press Release of Seagate Technology PLC and Dot Hill Systems Corp., dated October 6, 2015 (incorporated by reference to Exhibit (a)(5)(B) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by Ultimate Parent, Parent and Merger Sub with the SEC on September 1, 2015, filed on October 6, 2015).